Exhibit 10.42

WILMAR INDUSTRIES, INC.

303 Harper Drive

Moorestown, NJ 08057

September       , 2000

Parthenon Capital, Inc.

200 State Street

Boston, Massachusetts 02109

Gentlemen:

1.                                       This letter (the “Amendment”) amends the letter agreement (the “Management Agreement”) dated May 16, 2000 between WILMAR INDUSTRIES, INC. (the “Company”) and PARTHENON CAPITAL, INC. (“PCI”) whereby the Company has engaged PCI to act as its financial advisor.

2.                                       Section 2 of the Management Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

The engagement of PCI hereunder shall be for a term of five years commencing on September 29, 2000 and ending on September 29, 2005.

3.                                       Except as otherwise expressly provided herein, all of the terms and conditions of the Management Agreement are ratified and shall remain unchanged and continue in full force and effect.

4.                                       This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such state.  This letter agreement may not be amended or otherwise modified except by a written instrument, signed by PCI and the Company.  If any provision hereof is determined to be invalid or unenforceable, such determination shall not affect any other provision of this letter agreement, each of which shall remain in full force and effect.  This letter agreement may be executed in one or more counterparts, all of which shall constitute one and the same agreement.

If the foregoing correctly sets forth our understanding, please indicate so by signing below and returning an executed copy of this letter agreement to us.

Very truly yours,

WILMAR INDUSTRIES, INC.

By:
Name:
Title:

Accepted and agreed to as of
the date first written above:

PARTHENON CAPITAL, INC.

By:
Name:
Title:

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